Exhibit 99.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on the Form 10-QSB of Mortlock Ventures Inc. (the “Company”) for the nine months ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof, I, Michael Laidlaw, Chief Executive Officer, President and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. The Quarterly Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2. The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 11, 2007

MICHAEL LAIDLAW
Michael Laidlaw
Chief Executive Officer,
President and Director